Exhibit 99.1

NOTE PURCHASE AGREEMENT

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

Ladies and Gentlemen:

Each of the undersigned (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) hereby confirms its agreement with you as follows:

1.	This Note Purchase Agreement (this “Agreement”) is made as of November 18, 2013, by and among Horizon Pharma, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereof (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

2.	The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act. Each Purchaser is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Regulation D.

3.	Subject to the terms and conditions of the Agreements (as defined below), the Company has authorized the issuance and sale for cash of up to $150,000,000 aggregate principal amount of 5.00% Convertible Senior Notes due 2018 (the “Notes”), to be issued pursuant to the Indenture, to be dated as of the Closing Date (as defined in Section 1.1 of Annex B hereto), among the Company and U.S. Bank, National Association (the “Trustee”), as trustee thereunder, substantially in the form attached as Annex D hereto (the “Indenture”). As further described in the Indenture, the Notes shall mature November 15, 2018, bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise), and shall be convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company.

4.

At the Closing, the Company will, subject to the terms of this Agreement (including the terms and conditions set forth in Annex B), issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the principal amount of Notes shown on the signature page hereof.

The Company is simultaneously entering into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Notes to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

6.	The Notes purchased by each Purchaser will be delivered by electronic book entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by each Purchaser set forth below, and will be released by the Trustee, at the written instruction of the Company, to such Purchaser at the Closing (as defined below).

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Horizon Pharma, Inc.

By:
Name:
Title

Signature Page

Print or Type:

Name of Purchaser
(Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

$
Principal amount of Notes to Be Purchased

Number of shares of Common Stock beneficially owned by Purchaser on the date hereof[1]

Signature by:	Individual Purchaser or Individual representing Purchaser:

Address:
Telephone:
Facsimile:
E-mail:

[1]	Include all shares of Common Stock, and all securities convertible into Common Stock on an as-converted basis, held by the Purchaser and all of its affiliates.

Signature Page

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(To be read in conjunction with the entire Note Purchase Agreement.)

Complete the following items in the Note Purchase Agreement:

1.	Provide the information regarding the Purchaser requested on the signature page and Purchaser Questionnaire attached as Annex A to the Note Purchase Agreement (the “Purchaser Questionnaire”). The Note Purchase Agreement must be executed by an individual authorized to bind the Purchaser.

2.	On or prior to 4:00 P.M. New York time on November 18, 2013, return an executed original Note Purchase Agreement or a facsimile transmission (or other electronic transmission) thereof and the completed and executed Purchaser Questionnaire and a completed and executed tax withholding form to:

Michael D. Maline

mmaline@goodwinprocter.com

Goodwin Procter LLP

The New York Times Building

620 8th Avenue

New York, NY 10018

Purchasers who send a facsimile transmission (or other electronic transmission) on or prior to such deadline must also submit an original via courier as soon thereafter as practicable.

3.	On or prior to 9:00 a.m., New York City time, on the Closing Date (as defined in the Purchase Agreement), Purchaser shall transfer the amount indicated below such Purchaser’s name on the applicable signature page to the Note Purchase Agreement above the title “Principal Amount of Notes to be Purchased”, in United States dollars and in immediately available funds, by wire transfer to an escrow account established by JMP Securities LLC, as the Company’s closing agent (in such capacity, the “Closing Agent”), with U.S. Bank National Association as escrow agent (the “Escrow Agent”).

4.	On or prior to 10:00 a.m., New York City time, on the Closing Date, each Purchaser must instruct its custodian(s) to post a DWAC Deposit request for such Purchaser’s purchase of the Notes.

5.	Following the confirmation by the Closing Agent that the conditions set forth in the Purchase Agreement, other than with respect to the issuance of and delivery of the Notes, have been satisfied or waived, (i) the Closing Agent shall cause the Escrow Agent to disburse on the Closing Date funds received by the Escrow Agent on behalf of the Company (net of the agreed amount of fees and expenses of the placement agents) by wire transfer of immediately available funds to an account specified by the Company in accordance with the Company’s written wire instructions (which shall be provided to the Escrow Agent by the Company at least one day prior to the Closing Date) and (ii) the number of Notes purchased by each Purchaser (as specified on such Purchaser’s signature page hereof) to be issued and delivered by electronic book entry through the facilities of DTC will be released by the Trustee, at the written instruction of the Company, to be held in a global certificate by a nominee of DTC.

6.	Please note that all wire transfers must be sent to the following account and the name of the purchasing entity must be included in the wire:

Wire Information
ABA Number:	091000022
Bank Name:	US Bank
Account Name:	US Bank Trust
Account Number:	180121167365
FFC#	207004000-Horizon Pharma Subs. Escrow
Re:	Horizon Pharma, Inc.

The Closing Agent will notify each Purchaser once the transaction has closed. Each Purchaser must instruct its custodian(s) to post a DWAC Deposit in order to receive Notes on the Closing Date.

7.	If you have any questions, please contact Michael D. Maline at (212) 813-8966

ANNEX A

HORIZON PHARMA, INC

PURCHASER QUESTIONNAIRE

Pursuant to Section 1.4 of Annex B of the Agreement, please provide us with the following information:

Legal Name of Purchaser (i.e., Fund Name):
Address of Purchaser:

Attention:

Telephone Number:
Fax Number:

NOMINEE/CUSTODIAN (Name in which the Notes and, if applicable, Conversion Shares are to be registered if different than name of Purchaser):

DTC Number:

Tax I.D. Number or Social Security Number:

(If acquired in the name of a nominee/custodian, the taxpayer I.D. number of such nominee/custodian)

Person To Receive Copies of Transaction Documents:

Name:
Telephone Number:
Email:
Operations Contacts:
Primary:
Telephone Number:
Email:

Secondary:
Telephone Number:
Email:

Tax Withholding Form Attached (indicate type):

☐	W-9 if U.S. Purchaser
☐	W-8 if Non-U.S. Purchaser

Each Purchaser must be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501 under the Securities Act. Indicate type as applicable to Purchaser:

☐	Qualified Institutional Buyer
☐	Accredited Investor

*** Please note that if you are sub-allocating to multiple funds, you must complete one of these forms for each fund.

Annex A-1

ANNEX B

NOTE PURCHASE AGREEMENT

TERMS AND CONDITIONS

1.	Delivery of the Notes at the Closing; Termination.

1.1 Closing. The closing of the purchase and sale of the Notes (the “Closing”) shall occur at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, on the third business day following the execution of the Agreements or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the date of such Closing being referred to herein as the
“Closing Date”).

1.2 Closing Deliveries. At the Closing, (a) the Purchaser shall pay, in immediately available funds, the full amount of the purchase price for the Notes being purchased hereunder by wire transfer to the escrow account specified by the Closing Agent and (b) delivery of the Notes, dated as of the Closing Date and in such principal amount as is being purchased by each Purchaser, shall be made through the facilities of The Depository Trust Company (“DTC”) in accordance with DTC procedures for book-entry settlement representing the principal amount of Notes and bearing an appropriate legend referring to the fact that the Notes were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 thereunder. The Closing Agent shall hold such certificates in escrow for the benefit of the Company until released by the Company for issuance and sale as provided in this Section 1.2. The name(s) in which the book-entry Notes are to be registered are set forth in the Purchaser Questionnaire attached as Annex A to the Agreement.

1.3 Closing Mechanics.

(a) One business day prior to the Closing, JMP Securities LLC (“JMP”) as closing agent (in such capacity, the “Closing Agent”) will contact the contact person for the Purchaser to confirm the closing mechanics set forth herein.

(b) On or before 9:00 a.m., New York City time, on the Closing Date, the Purchaser will pay the full amount of the purchase price for the Notes being purchased hereunder to the Escrow Agent as required by Section 1.2. In the event that the Purchaser shall fail to deliver all or any portion of the purchase price for the Notes being purchased on or before 9:00 a.m., New York City time, on the Closing Date as required by Section 1.2, the Closing Agent shall be permitted (but shall not be obligated), in its sole discretion, to fund the purchase price for the Notes being purchased on behalf of the Purchaser; provided, however, that the funding of the purchase of any Notes by the Closing Agent pursuant to this Section 1.3(b) shall not relieve the Purchaser of any liability that it may have to the Company or the Closing Agent pursuant to this Agreement or for the breach of its obligations under this Agreement. In any such case in which the Closing Agent, in its sole discretion, has elected to fund the purchase price for the Notes being purchased on behalf of the Purchaser, if the Purchaser has not fulfilled its obligation to purchase the Notes as set forth herein within two business days of the Closing Date,

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the Closing Agent shall thereafter be entitled to retain the certificates representing the Notes and, if so requested by the Closing Agent, the Company shall transfer registration of such Notes to or as directed by the Closing Agent.

(c) In the event that the Closing Agent shall have funded the purchase of the Notes on behalf of the Purchaser under the circumstances set forth in clause (b) above, such Purchaser shall be obligated to repay the Closing Agent in exchange for the release of the Notes to the Purchaser at a purchase price for the Notes equal to 100% of the purchase price for the Notes being purchased by such Purchaser, plus accrued interest from the Closing Date; provided, however, that if the Closing Agent has funded such purchase on behalf of the Purchaser, and the Purchaser subsequently makes payment to the Closing Agent before 9:00 a.m., New York City time, on the Closing Date, the Purchase Price shall equal the purchase price for such Notes plus an amount equal to the Closing Agent’s cost of intraday funds for such purchase.

(d) The receipt of funds by the Escrow Agent from the Purchaser shall be deemed to be irrevocable instructions from such Purchaser to the Closing Agent that the conditions to the Closing have been satisfied.

(e) Funds received by the Escrow Agent on behalf of the Company pursuant to this Section 1 (or funded by the Closing Agent in its sole discretion pursuant to Section 1.3(b)) will be held in trust and not as property or in the title of the Closing Agent. On the Closing Date, or as soon as reasonably practicable thereafter, the Closing Agent shall cause the Escrow Agent to disburse such funds (net of the agreed amount of fees and expenses of the placement agents to be paid by the Company) by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (which shall be provided to the Escrow Agent at least one business day prior to the Closing Date), unless otherwise agreed to by the Company and the Closing Agent.

(f) Upon receipt of the purchase price from the Purchasers, the Closing Agent will cause the delivery of such funds by the Escrow Agent to the Company, pursuant to written instructions from the Company (which shall be provided to the Escrow Agent at least one business day prior to the Closing Date). Immediately following the Company’s receipt of such funds, the Notes purchased by the Purchaser (as specified on the signature page hereof) will be issued by the Company and delivered by electronic book-entry through the facilities of DTC to the account specified by the Purchaser on the Purchaser Questionnaire and will be released by the Trustee, at the written instruction of the Company, to such Purchaser at the Closing and upon receipt of the Purchaser’s DWAC deposit request.

1.4 Conditions to the Company’s Obligations. The Company’s obligation to complete the purchase and sale of the Notes and deliver such Notes by global certificate or by book-entry to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company of same-day funds in the full principal amount of the Notes being purchased hereunder;

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(b) completion of the purchases and sales under the Agreements with the Other Purchasers;

(c) the accuracy of the representations and warranties made by the Purchasers as of the Closing Date;

(d) receipt by the Company from the Purchaser of the fully completed questionnaire attached as Annex A to the Agreement; and

(e) execution by AstraZeneca AB of that certain asset purchase agreement between the Company and AstraZeneca AB related to the Company’s acquisition of the U.S. rights to VIMOVO and the satisfaction or waiver of all closing conditions set forth in the asset purchase agreement, other than the Company’s obligation to pay an upfront payment to AstraZeneca.

1.5 Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to pay for the Notes shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) each of the representations and warranties of the Company made herein shall be accurate in all material respects as of the Closing Date and the Company shall have performed or satisfied in all material respects the covenants made by it in this Agreement to the extent required to be performed or satisfied on or prior to the Closing Date;

(b) the delivery to the Purchaser by counsel to the Company of a legal opinion substantially similar in substance to the form of opinion attached as Annex E hereto;

(c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct in all material respects as of the date of this Agreement and as of such Closing Date and that the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date;

(d) the Common Stock shall continue to be listed on the NASDAQ Stock Market as of the Closing Date; there shall have been no suspensions in the trading of the Common Stock as of the Closing Date; and the Conversion Shares shall be approved for listing on the NASDAQ Stock Market as of the Closing Date, subject to official notice of issuance; and

(e) no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

Annex B-3

2.1 Accuracy of Statements. To the best of the Company’s knowledge, the statements in the private placement memorandum dated as of the date hereof and related to the Company’s offering of the Notes (the “Placement Memorandum”), as of its date, were accurate in all material respects.

2.2 No Restrictions. No injunction or order has been issued that either (i) asserts that the sale and issuance of the Notes is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Placement Memorandum in any jurisdiction.

2.3 SEC Reports. The information contained in the following documents (the “SEC Reports”), which are otherwise available through the Commission’s EDGAR system, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

(b) the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

(c) the Company’s Definitive Proxy Statement filed on April 29, 2013;

(d) the Company’s Current Reports on Form 8-K filed on June 3, 2014, June 4, 2013, August 22, 2013, August 28, 2013 and October 23, 2013; and

(e) all other documents, if any, filed by the Company (excluding the Current Reports on Form 8-K or the portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) with the Commission since December 31, 2012 through the date hereof pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC Reports, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”). All material agreements that were required to be filed on or prior to the date hereof as exhibits to the SEC Reports under Item 601 of Regulation S-K to which the Company or any subsidiary of the Company is a party, or the property or assets of the Company or any subsidiary of the Company are subject, have been filed or incorporated by reference as exhibits to the SEC Reports.

2.4 Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission

Annex B-4

pursuant to the reporting requirements of the Exchange Act and the 1934 Act Rules and Regulations.

2.5 Authorization of the Notes and the Issuance of the Conversion Shares. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes, will be validly issued, fully paid and nonassessable and will conform to the description of the Common Stock contained in the Placement Memorandum, and the issuance and sale of the Notes and the issuance of the Conversion Shares upon conversion thereof is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Notes or the Conversion Shares.

2.6 No Material Adverse Change. Except as otherwise disclosed in the SEC Reports or the Placement Memorandum, since December 31, 2012: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

2.7 Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission are (i) independent registered public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) an independent registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and, to the Company’s knowledge, who has not requested such registration to be withdrawn.

2.8 Preparation of the Financial Statements. The financial statements filed with the Commission present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, it being understood that unaudited interim financial statements are subject to normal, year-end audit adjustments, which are not expected to be material. The supporting schedules filed with the Commission present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be filed with the Commission. To the Company’s

Annex B-5

knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission. All disclosures included in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act.

2.9 Internal Control Over Financial Reporting. The Company and each of its subsidiaries make and keep books and records that are accurate in all material respects. The Company maintains a system of internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f)) that complies with the requirements of the Exchange Act (as defined below) applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company is not aware of any material weakness in the Company’s internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). Except a disclosed in the SEC Reports, since December 31, 2012, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.10 Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the SEC Reports and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in, with respect to the Company and Horizon Pharma USA, Inc., the State of Illinois, and with respect to each of the Company and each of its subsidiaries, each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in the SEC Reports, all of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (ii) such other entities omitted from Exhibit 21.1 as, when such omitted entities are

Annex B-6

considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

2.11 Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Placement Memorandum (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the SEC Reports, upon the exercise of outstanding options or warrants described in the SEC Reports or as described in Section 4(e)(ii) of this Agreement). All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable and has been issued in compliance with applicable federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as may have been issued pursuant to the Company’s stock option and other stock plans or arrangements described in the SEC Reports, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the SEC Reports. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Reports accurately and fairly presents, in all material respects, the information required to be disclosed under the Securities Act or the Exchange Act, as applicable, with respect to such plans, arrangements, options and rights. All grants of options to acquire Shares (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects.

2.12 Stock Exchange Listing. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

2.13 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, partnership agreement or operating agreement or similar organizational document, as applicable (each, a “Charter Document”), or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the

Annex B-7

Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and the issuance and sale of the Notes and the issuance of the Shares upon conversion thereof (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of any Charter Document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such breaches, Defaults or results, or the failure to obtain such consent, as would not reasonable be expected, singly or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or any of their properties (“Applicable Law”), except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (each a “Governmental Authority”), is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as have been obtained or made, or will be obtained or made prior to the time such performance is required under this Agreement, by the Company and are or will be, as applicable, in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness for money borrowed (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

2.14 No Material Actions or Proceedings. Except as disclosed in the SEC Reports or the Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) to the Company’s knowledge there is a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Notes. No material labor dispute with the employees of the Company or any of its subsidiaries, or to the Company’s knowledge with the employees of any principal supplier or manufacturer of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

Annex B-8

2.15 Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire or license on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as such failure to own, possess, license, or acquire such rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not result, individually or in the aggregate, in a Material Adverse Change or except as disclosed in the SEC Reports or the Placement Memorandum, (i) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this subsection 2.15 result in a Material Adverse Change; (iii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this subsection 2.15 result in a Material Adverse Change; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would reasonably be expected, individually or in the aggregate, together with any other claims in this subsection 2.15 to result in a Material Adverse Change; and (v) to the Company’s knowledge, no employee of the Company or a subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company and would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its subsidiaries for which they have not sought, and do not intend to seek, to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or disclosed only under obligations of confidentiality. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in

Annex B-9

violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations that would not reasonably be expected to result in a Material Adverse Change.

2.16 All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted, except for any of the foregoing that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

2.17 Title to Properties. Except as disclosed in the SEC Reports and the Placement Memorandum, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets owned by each, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

2.18 Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in subsection 2.8 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

2.19 Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Notes or after the application of the proceeds therefrom, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.20 Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with

Annex B-10

such deductibles and covering such risks as are generally deemed adequate and customary for their businesses for which it is engaged. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage material to the Company and its subsidiaries, taken as a whole, which it has sought or for which it has applied.

2.21 No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Notes or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

2.22 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Reports which have not been described as required.

2.23 Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers has executed and delivered to Cowen and Company, LLC (“Cowen”) and JMP a lock-up agreement in the form of Annex F hereto. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined therein), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to Cowen and JMP an agreement in the form attached hereto as Annex F.

2.24 Statistical and Market-Related Data. The statistical, demographic and market-related data included in the SEC Reports and the Placement Memorandum are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.25 No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the SEC Reports.

2.26 Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at

Annex B-11

reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s fiscal quarter ended September 30, 2013; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.27 Compliance with Environmental Laws. Except as described in the SEC Reports or the Placement Memorandum and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, there lease, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of

Annex B-12

any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

2.28 ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.29 Brokers. Except for fees to be paid to Cowen, JMP and the other placement agents (the “Placement Agents”), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

2.30 No Outstanding Loans or Other Extensions of Credit. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

2.31 Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in the SEC Reports, the Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any laws applicable to the Company.

Annex B-13

2.32 Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

2.33 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.34 Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.35 OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.36 Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the subsidiaries or to any securities of the Company or any of the subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended

Annex B-14

review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the subsidiaries or any securities of the Company or any of the subsidiaries.

2.37 This Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company. This Agreement constitutes a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of each of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Placement Memorandum. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”).

2.38 Notes. The Notes have each been duly and validly authorized by the Company and when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Placement Memorandum and will be in the form contemplated by the Indenture.

2.39 Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom, the Company (i) will be Solvent (as hereinafter defined) and (ii) expects in good faith be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (ii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the Placement Memorandum, the Company is not incurring debts or liabilities beyond its good

Annex B-15

faith expectation of its ability to pay as such debts and liabilities mature; and (iii) the Company is not otherwise insolvent under the standards set forth in Applicable Laws.

2.40 No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Notes to the Purchaser as contemplated hereby, assuming (i) that the Purchaser is a “qualified institutional buyers” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Regulation D and (ii) the accuracy of the Purchaser’s representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Purchasers.

2.41 No Integration. The Notes will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Notes, for a period of six months after the date of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

2.42 Margin Requirements. To the Company’s knowledge, none of the transactions contemplated by this Agreement or the application of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

2.43 Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes; provided however, if any of the Notes are executed or delivered in Florida (each a “Florida Note”), Florida documentary stamp for each Florida Note will be due and payable.

2.44 Certificates. Each certificate signed by any officer of the Company or any of its subsidiaries, delivered to the Purchaser shall be deemed a representation and warranty by the Company or any such subsidiary (and not individually by such officer) to the Purchaser with respect to the matters covered thereby.

2.45 Acknowledgement. The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered pursuant to Section 1.5(b) hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Annex B-16

2.46 Offering Materials. The Company has not in the past nor will it hereafter take any action independent of the Placement Agents, to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Notes not being exempt from the registration requirements of Section 5 of the Securities Act.

2.47 Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its Affiliates (as defined below) in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated, which consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, “Affiliate” means, with respect to any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government (a “Person”), any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, the term “Affiliate” means (i) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants, (ii) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (iii) any Person controlled by or under common control with any one or more of such Person and the Persons described in clauses (i) or (ii) preceding.

2.48 Integration; Other Issuances of Securities. The Company has not issued any Notes, shares of Common Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock that would be integrated with the sale of the Notes to the Purchaser for purposes of the Securities Act or that would require or violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq.

3. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

3.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Notes (and the Conversion Shares into which the Notes are convertible), and the Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Notes (and the Conversion Shares into which the Notes are convertible) and has reviewed carefully the SEC Reports, based on the Purchaser’s own financial circumstances; (ii) the Purchaser understands that its investment in the Notes (and the Conversion Shares into which the Notes are convertible) involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser understands that the market price of the Common Stock into which such Notes are convertible has been volatile and that no

Annex B-17

representation is being made as to the future value of the Common Stock; (iii) the Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Notes (and the Conversion Shares into which the Notes are convertible) and to ask questions of, and receive answers from, the Company concerning such information; (iv) the Purchaser will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with resales of the Conversion Shares pursuant to any exemption from the Securities Act; and (v) the Purchaser has, in connection with its decision to purchase the principal amount of Notes set forth on the signature page to the Agreement, relied solely upon the SEC Reports and the representations and warranties of the Company contained herein, and the Purchaser has not relied on the Placement Agents in negotiating the terms of its investment in the Notes (and the Conversion Shares into which the Notes are convertible) and, in making a decision to purchase the Notes (and the Conversion Shares into which the Notes are convertible), the Purchaser has not received or relied on any communication, investment advice or recommendation from the Placement Agents.

3.2 Purchaser Status. Each of the Purchasers acknowledges that (i) it is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (4), (5), (6), (7) or (8) of Regulation D under the Securities Act and/or it meets the definition of “qualified institutional buyers” as defined in Rule 144A(a)(1) under the Securities Act and (ii) is not an entity formed for the sole purpose of acquiring the Notes.

3.3 Intent. The Purchaser is acquiring the principal amount of Notes set forth on the signature page to the Agreement in the ordinary course of its business and for its own account and with no present intention of distributing any of such Notes or the Conversion Shares or any arrangement or understanding with any other Persons regarding the distribution of such Notes or Conversion Shares.

3.4 Source of Funds. Each Purchaser of the Notes will be deemed to have represented and agreed as follows: (i) either: (A) the Purchaser is not a Plan (which term includes (i) “employee benefit plans” (as defined in Section 3(3) of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or to provisions under applicable Federal, state, local. non-U.S. or similar laws and (iii) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements) and it is not purchasing the Notes on behalf of, or with the “plan assets” of, any Plan; or (B) the Purchaser’s purchase, holding and subsequent disposition of the Notes either (i) are not a prohibited transaction under ERISA or the Code and are otherwise permissible under all applicable similar laws or (ii) are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more available statutory class or individual prohibited transaction exemptions and are otherwise permissible under all applicable similar laws.

3.5 Reliance on Exemptions. The Purchaser understands that the Notes (and the Conversion Shares into which the Notes are convertible) are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to

Annex B-18

determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes (and the Conversion Shares into which the Notes are convertible).

3.6 Confidentiality. For the benefit of the Company, the Purchaser previously agreed to keep confidential all information concerning this private placement. The Purchaser is prohibited from reproducing or distributing this Agreement, the Placement Memorandum or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Notes (and the Conversion Shares into which the Notes are convertible) or as required by applicable law or regulation. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of the Press Release and the Transaction Form 8-K (each as defined below), which collectively shall include any material, non-public information provided to the Purchaser prior to the date hereof. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall use its reasonable best efforts to provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

3.7 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes (and the Conversion Shares into which the Notes are convertible), including the Placement Memorandum, constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes (and the Conversion Shares into which the Notes are convertible).

3.8 Legend. The Purchaser understands that the Notes and the Conversion Shares will bear a restrictive legend as set forth in the Indenture.

3.9 Restrictions on Transfer. The Purchaser understands that the Notes and the Conversion Shares have not been (and will not be) registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except:

(a) to the Company or a subsidiary of the Company;

(b) under a registration statement that has been declared effective under the Securities Act;

Annex B-19

(c) to a person you reasonable believe is a qualified institutional buyer, as defined in Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

(d) pursuant to the exemption from registration provided by Rule 144 (if available) or any other available exemption from the registration requirements of the Securities Act.

The Purchaser shall notify any purchaser of the Notes or Common Stock, if any, issuable upon conversion thereof from the Purchaser, of the resale restrictions set forth in this Section 3.9.

3.10 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature page hereto.

3.11 No General Solicitation. The Purchaser was not made aware of this offering of the Notes by any form of general solicitation or general advertising, including but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

3.12 Information Provided. The Purchaser acknowledges that neither the Company nor the Placement Agents have made any representations with respect to the Company or the offering or sale of the Notes, other than the information contained in the Placement Memorandum and any representations contained in this Agreement with respect to the sale of the Notes, which has been delivered to you and upon which you are relying in making your investment decision with respect to the notes.

3.13 Accuracy of Representations. The Purchaser acknowledges that the Placement Agents will rely upon the truth and accuracy of representations made by the Purchaser, and if, at any time prior to the Closing, any of the acknowledgements, representations or agreements made by the Purchaser are no longer true and accurate, the Purchaser shall give notice thereof to the Company and the Placement Agents.

3.14 Organization; Validity; Enforcements. (i) The Purchaser has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the

Annex B-20

execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

3.15 Beneficial Ownership. Assuming that 65,857,686 shares of the Company’s Common Stock are outstanding, the purchase by Purchaser of the Notes hereunder will not result in such Purchaser (individually or together with any other person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis assuming that the Notes purchased by Purchaser (individually or together with any other person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities), but no other Notes, are converted into the maximum possible number of shares of Common Stock of the Company, including from any make-whole premium.

4. Covenants. The Company shall:

(a) file a Form D with the Commission with respect to the Notes as required under Regulation D promulgated under the Securities Act;

(b) issue a press release describing the transactions contemplated by this Agreement (the “Press Release”) and file with the Commission a current report on Form 8-K describing the transactions contemplated by this Agreement and the other transactions contemplated in the Placement Memorandum (the “Transaction Form 8-K”) on or before 9:00 a.m., New York City time, on the first business day following the date hereof;

(c) in order to enable the Purchasers to sell the Conversion Shares under Rule 144 under the Securities Act, for a period of one year from the Closing Date, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its reasonable best efforts to comply with the requirements of Rule 144(c) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act;

(d) for a period of ninety (90) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of Cowen and JMP, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, other than the Company’s sale of the Notes and issuance of Conversion Shares or pursuant to or in connection with (i) employee

Annex B-21

benefit plans, equity compensation plans or other compensation plans as in existence on the date hereof and as described in the SEC Reports, (ii) currently outstanding options, warrants or rights, (iii) beginning on the 31st day after the date of this Agreement, the sale and issuance of Shares pursuant to that certain Sales Agreement, dated as of August 14, 2012, by and between the Company and Cowen, or (iv) a bona fide strategic partnership, joint venture, collaboration, merger or acquisition or license of any business or assets of a third party; provided that the total number of shares of Common Stock, including shares underlying convertible or exercisable securities, that may be issued pursuant to this clause (iv) may not exceed ten percent (10%) of the number of outstanding shares of Common Stock immediately following the completion of the offering contemplated by this Agreement.

(e) on or prior to the date hereof, have furnished to Cowen and JMP an agreement in the form of Annex F hereto from each director and executive officer of the Company that is subject to the reporting requirements under Section 16 of the Securities Act, and such agreement shall be in full force and effect on the Closing Date;

(f) maintain, at its expense, a registrar and transfer agent for the Common Stock (including the Conversion Shares); and

(g) for a period of one year from the Closing Date, cause the Common Stock to remain listed on the Nasdaq or other applicable U.S. national securities exchange upon which shares of Common Stock are then listed.

5. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Notes to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Notes to the Purchaser.

6. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Notes (and the Conversion Shares into which the Notes are convertible) pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes (and the Conversion Shares into which the Notes are convertible) or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights,

Annex B-22

including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

If to Horizon, to:

Horizon Pharma USA, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

USA

Facsimile: (847) 572-1372

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

USA

Facsimile: (858) 550-6420

Attention: Sean Clayton, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth on this signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

9. Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants and agreements made by the Company and the Purchaser herein and in the Notes delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the Notes

Annex B-23

delivered pursuant hereto shall survive for a period of two years following the later of the date of execution of this Agreement or the date of delivery to the Purchaser of the Notes being purchased upon payment therefor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law; Venue. This Agreement is to be construed in accordance with the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail in PDF form shall be as effective as delivery of a manually executed counterpart hereof.

14. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

Annex B-24

15. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

16. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 18, any Person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns, no other Person shall acquire or have any right under or by virtue of this Agreement except that the Placement Agents are intended third-party beneficiary of this Agreement as set forth in Section 18. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Notes or of any Conversion Shares issued to such Purchaser upon the conversion of the Notes sold to the Purchaser pursuant to this Agreement.

17. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

18. Reliance by and Exculpation of Placement Agents. The Purchaser acknowledges that (i) the Placement Agents have not made, and will not make any representations and warranties with respect to the Company or the offer and sale of the Notes, and the Purchaser will not rely on any statements made by the Placement Agents, orally or in writing, to the contrary; (ii) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Notes, (iii) it will be purchasing Notes based on the results of its own due diligence investigation of the Company, (iv) it has negotiated the offer and sale of the Notes directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. The Purchaser further represents and warrants to the Placement Agents that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Notes, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. In light of the foregoing, to the fullest extent permitted by law, the Purchaser releases each of the Placement Agents, their employees, officers and affiliates from any liability with respect to the Purchaser’s participation in the offer and sale of the Notes including, but not limited to, any improper payment made in accordance with the information provided by the Company. This Section 18 shall survive any termination of this Agreement. The Placement Agents have introduced the Purchaser to the Company in reliance on the Purchaser’s understanding and agreement to this Section 18.

The parties agree and acknowledge that the Placement Agents may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Purchasers

Annex B-25

contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Placement Agents.

The Purchaser agrees for the express benefit of each Placement Agent, that: (1) neither the Placement Agents, nor any of their affiliates or any of their representatives (A) shall be liable for any improper payment made in accordance with the information provided by the Company; (B) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; or (C) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence, willful misconduct or bad faith; and (2) the Placement Agents, their affiliates and their representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

[Remainder of Page Left Intentionally Blank]

Annex B-26

ANNEX C

[Reserved]

Annex C

ANNEX D

FORM OF INDENTURE

Attached

Annex D

ANNEX E

Form of Opinion of Cooley LLP

Annex E

ANNEX F

Form of Lock Up Agreement

November     , 2013

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Re:	Horizon Pharma, Inc.

Dear Sirs:

This lock-up agreement (the “Agreement”) is being delivered to you in connection with the proposed offering (the “Offering”) of convertible senior notes (the “Notes”), of Horizon Pharma, Inc., a Delaware corporation (the “Company”).

In order to induce you to act as placement agents with respect to the Offering, and in light of the benefits that the Offering will confer upon the undersigned in his or her capacity as a security holder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Cowen and Company, LLC and JMP Securities LLC (together, the “Representatives”) that, during the period beginning on and including the date of the note purchase agreements pursuant to which the Notes will be issued (the “Purchase Agreements”) through and including the date that is the 90th day after the date of the Purchase Agreements (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or publicly announce the intention to otherwise dispose of, any common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to any transfers made by the undersigned (i) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (ii) by will or intestate succession upon the death of the undersigned,

Annex F

(iii) as forfeitures or sales of Common Stock to satisfy tax withholding obligations of the undersigned in connection with the vesting, settlement or exercise of equity awards by the undersigned pursuant to the Company’s equity plans, (iv) pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s equity plans; provided that that any Common Stock acquired upon the net exercise or cashless exercise of equity awards described in this clause (iv) above shall be subject to the restrictions set forth in the immediately preceding paragraph, (v) pursuant to the conversion or sale of, or an offer to purchase, all or substantially all of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, or (vi) as a bona fide gift to a charity or educational institution; provided, however, that in the case of any transfer described in clauses (i) and (ii) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen and JMP, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Representatives, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act reporting a reduction in beneficial ownership of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is being made as a gift or by will or intestate succession, as applicable. In addition, in the case of any transfer described in clauses (iii) and (iv) above, it shall be a condition to the transfer that if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act reporting a reduction in beneficial ownership of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is being made for tax withholding obligations or for net exercise or cashless exercise purposes, as applicable. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, father-in-law, mother, mother-in-law, brother or sister of the undersigned.

After the date of this Agreement, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act relating to the sale of Common Stock or Beneficially Owned Shares, if then permitted by the Company; provided that the shares subject to such plan shall be subject to the restrictions set forth in this Agreement during the Lock-Up Period.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the undersigned and upon the heirs, personal representatives, successors and assigns of the undersigned.

It is understood and agreed that if (i) the Purchase Agreements are not executed by December 31, 2013, (ii) the Company notifies you in writing that it does not intend to proceed with the Offering, (iii) the undersigned ceases to serve as an officer or director of the Company, or (iv) the Purchase Agreements shall be terminated (other than the provisions that survive termination thereof) prior to payment for and

Annex F

delivery of the securities to be sold pursuant thereto, the undersigned shall be released from his or her obligations under the provisions of this Agreement.

Annex F

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name - Please Print)

(Signature)

Annex F